Exhibit 10





               BOISE CASCADE OFFICE PRODUCTS CORPORATION

                  KEY EXECUTIVE STOCK OPTION PLAN

                 (As Amended Through April 2, 1998)
                                 SECTION 1

                                 PURPOSE

        1.1 Establishment and Purpose. Boise Cascade Office Products Corporation, a Delaware corporation (the "Company"), hereby establishes the Boise Cascade Office Products Corporation Key Executive Stock Option Plan (the "Plan") as a vehicle by which a portion of the compensation of certain employees of the Company may be provided in the form of long-term, equity-based incentives that are designed to attract, retain, and motivate key employees of the Company and to focus the employee's attention on the long-term growth of the Company. Each Option issued under this Plan is issued solely in respect of the Participant's employment with the Company.

                                 SECTION 2

                                 DEFINITIONS

           2.1 Act. "Act" means the Securities Exchange Act of 1934, as amended, and any rules and regulations thereunder.

           2.2 Board. "Board" means the Board of Directors of the Company as the same may be constituted from time to time.

           2.3      Company.  "Company" means Boise Cascade
Office Products Corporation, a Delaware corporation, and its subsidiaries and their respective successors and assigns.

           2.4 Compensation Committee. "Compensation Committee" means the committee composed of members of the Board, or any successor to such committee, who have been appointed by the Board to such position from time to time with the purpose of making recommendations concerning executive compensation.

           2.5 Competitor. "Competitor" means any business, foreign or domestic, which is engaged at any time relevant to the provisions of this Plan, in the distribution of products or in the providing of services in competition with products sold or distributed, or services provided by the Company. The determination of whether a business is a Competitor shall be made by the Company's General Counsel, in his/her sole discretion.

           2.6 Disability. "Disability" means a physical or mental impairment that prevents the Participant from performing the duties of the employment in which the Participant was engaged before the commencement of impairment, subject to the written certification of a medical doctor.

           2.7 Eligible Individual. "Eligible Individual" means an employee of the Company who, by virtue of his or her position with the Company or the nature of the services he or she provides to the Company, has been identified by the senior management of the Company and selected by the Compensation Committee as being eligible for consideration to receive grant(s) of Options under this Plan.

          2.8 Employment with any Competitor. "Employment with any Competitor" means providing significant services as an employee or consultant, or otherwise rendering services of a significant nature for remuneration, to a Competitor.

          2.9 Exercise Price. "Exercise Price" means, for any Option, the Fair Market Value of the Shares on the Grant Date of such Option.

          2.10 Fair Market Value. "Fair Market Value" means, until the Shares are listed on the New York Stock Exchange, the fair value of the Shares on the Grant Date as determined by the Compensation Committee. Once the Shares are so listed, "Fair Market Value" shall mean the closing price of a Share as reported on the consolidated tape of the New York Stock Exchange on the date with respect to which the Fair Market Value is being determined. In the event there are no transactions in Shares on the date in question, the Fair Market Value shall be determined as of the next immediately preceding date on which there were transactions in Shares on the New York Stock Exchange.

          2.11 Grant Date. "Grant Date" means the date on which an Option is granted under this Plan.

          2.12     Internal Revenue Code or Code.  "Internal
Revenue Code" or "Code" means the Internal Revenue Code of 1986, as amended from time to time, and the regulations thereunder.

          2.13     Option.  "Option" means an option to purchase
Shares granted in accordance with the terms of the Plan, as described more fully in Section 4.

          2.14 Participant. "Participant" means an Eligible Individual to whom the Compensation Committee has granted an Option under this Plan, provided such Eligible Individual has elected to participate in the Plan by completing and submitting a stock option agreement as contemplated by Section 3.1 hereof.

          2.15 Retirement. "Retirement" means an Employee's termination of employment with the Company, other than as a result of death, total and permanent disability, or for disciplinary reasons (as defined for purposes of the Company's Corporate Policy Manual) at any time after the Employee has reached age 55 with ten or more Years of Service with the Company as defined in the Company's Pension Plan for Salaried Employees.

          2.16     Share.  "Share" means a share, duly
authorized, of the Company's common stock, $.01 par value.


                                  SECTION 3

                                 ELIGIBILITY

          3.1       Eligibility.  An individual who is an
Eligible Individual shall be eligible to receive grant(s) of Options provided he or she signs a stock option agreement in such form as is prescribed by the Compensation Committee from time to time for such purposes.

                                 SECTION 4

                                  OPTIONS

           4.1 Shares Subject to the Plan. Options may be granted to Participants by the Company under this Plan, pursuant to Section 4.2, in respect of authorized and unissued Shares, provided that the aggregate number of Shares reserved for issuance under this Plan, subject to adjustment or increase of such number, pursuant to the provisions of Section 4.11, shall not exceed 3,000,000 Shares. If any Shares are subject to an Option which expires or is terminated unexercised, such Shares shall be available for issuance with respect to subsequent Options granted under the Plan. No fractional shares may be purchased or issued under the Plan.

           4.2 Grant of Options. An Eligible Individual may be granted, by the Compensation Committee, an Option to purchase a number of Shares from the Company at the Exercise Price per Share. The number of Shares subject to an Option, those Eligible Individuals chosen to receive Options, and the Grant Date for an Option are matters solely within the discretion of the Compensation Committee. The Compensation Committee shall determine whether an Option is to be an Incentive Stock Option (within the meaning of Section 422A of the Code) or a nonstatutory Option. In no event shall any grant of an Incentive Stock Option provide for such Option to be or become exercisable in amounts in excess of $100,000 per calendar year.

           4.3       Option Agreement.  As determined by the
Compensation Committee, each Option shall be evidenced by a stock option agreement that specifies:

                      (a)      Grant price;

                      (b)      Duration of the Option;

                      (c)      Number of shares of Stock to which
the Option pertains;

                      (d)      Vesting requirements, if any;

                      (e)      Whether the Option is an incentive
stock option or a nonstatutory option;

                      (f)      Restrictions on exercisability, if any;

                      (g)      Rights of the Optionees upon
termination of employment with the Company, provided that the termination rights for Optionees receiving incentive stock options shall conform with Section 422A of the Code;

                      (h)      The terms of the loan, if any, that
will be made available in connection with the exercise of an Option; and

                      (I)      Such other information as the
Committee deems desirable.

                     No Option shall have an expiration date
later than the first day following the tenth anniversary of the date of its grant.

          4.4 Exercise of Options. Subject to any restrictions set out in any policy of the Company that may be adopted to provide guidelines as to when Participants and others may engage in transactions involving securities of the Company, an Option may be exercised by delivery to the Company of a completed stock option exercise form, in the form approved by the Company from time to time, specifying the number of Shares with respect to which the Option is being exercised and accompanied by payment in full of the Exercise Price of the Shares then being purchased in (i) cash, (ii) Shares, (iii) a loan from the Company, or (iv) delivery of an irrevocable written notice instructing the Company to deliver the Shares being purchased to a broker selected by the Company, subject to the broker's written guarantee to deliver cash to the Company, in each case equal to the full consideration of the Exercise Price for the Shares being purchased. Options may be exercised in whole or in part. Certificates for such Shares, or such other proof of purchase as is appropriate, shall be delivered to the Participant within a reasonable time following the receipt of such notice and payment.

          4.5       Vesting of Options.  The vesting of any
Option shall be determined by the Compensation Committee at the time that the Option is granted and shall be specified in the applicable stock option agreement.

          4.6 Exercise Price. Options shall be exercised under this Plan only at the Exercise Price.

          4.7 Limit on Options to any Person. The total number of Options to be granted to any one Participant under the Plan shall not exceed 20% of the total number of shares authorized for issuance pursuant to the Plan.

          4.8 Options Nonassignable. Each Option is personal to the Participant and shall not be transferable by the Participant other than by will or the laws of descent and distribution. No Option granted under this Plan, nor any interest therein, may be otherwise transferred, assigned, pledged, or hypothecated by the Participant to whom the Option was granted in such Participant's lifetime, whether by operation of law or otherwise, or be made subject to execution, attachment, levy, or similar process. A Participant, by written notice to the Company, may designate one or more persons (and from time to time change such designation), including his or her legal representative, who, by reason of the Participant's death, shall acquire the right to exercise all or a portion of an Option granted under this Plan. Any exercise by a representative shall be subject to the provisions of this Plan.

          4.9 Change of Employment. Notwithstanding any other provisions of the Plan, Options already granted shall not be affected by any change of employment of the Participant where the Participant continues to be employed by the Company. For purposes of the Plan, neither (i) a transfer of a Participant to or from the Company or to or from a subsidiary or parent or from one subsidiary to another, or (ii) a leave of absence duly authorized by the Company shall be deemed a termination of employment. However, a Participant may not exercise an Option or any applicable stock appreciation right during any leave of absence unless authorized to do so by the Committee.

          4.10     Conditions Precedent to Issuance of Shares.
Notwithstanding any of the provisions contained in the Plan or in any Option, the Company's obligation to issue Shares to a Participant pursuant to the exercise of an Option under the Plan shall be subject to:

                     (a)      Completion of such registration or
other qualification of such Shares or obtaining approval of such governmental authority as shall be determined to be necessary or advisable in connection with the authorization, issuance, or sale thereof;

                     (b)      The listing of such Shares on the
New York Stock Exchange and, if required, the preclearance of the Plan with such Exchange;

                     (c)      The receipt from the Participant of
such representations, agreements, and undertakings as to future dealings in such Shares as the Company determines to be necessary or advisable; and

                     (d)      Such shareholder approval as may be
required under the Act, other applicable securities laws, the Code, and the New York Stock Exchange.

                      In this connection, the Company shall, to the extent necessary, take all reasonable steps to obtain such approvals, registrations, and qualifications as may be necessary for issuance of such Shares in compliance with applicable laws and for the listing of such Shares on the New York Stock Exchange.

            4.11 Adjustments. Subsequent to the adoption of the Plan by the Compensation Committee, appropriate adjustments in the number of Shares subject to the Plan, Options granted or to be granted, Shares subject to an Option, and Exercise Price shall be made by the Compensation Committee to give effect to adjustments in the number of Shares resulting from subdivision, split, consolidation, exchange, merger, recapitalization, or reclassification of the Shares, the payment of stock dividends by the Company (other than dividends in the ordinary course) or other similar changes in the capital stock of the Company. The purpose of such adjustments shall be to ensure that any Participant exercising an Option after such change in the capital stock of the Company shall be in the same position as he or she would have been if he or she had exercised the Option prior to such change, except with respect to the receipt of income on the Shares. Fractional shares resulting from such adjustment shall be rounded up to the nearest whole number. No adjustment shall be made in connection with the issuance by the Company of any warrants, rights, or options to acquire additional shares or of securities convertible into Shares.

              4.12     Acceleration of Stock Options.
Notwithstanding any other provision of this Plan, in the event of a dissolution or a liquidation of the Company or a merger and consolidation in which the Company is not the surviving corporation, any unexercised Options granted prior to the date of the merger or consolidation shall become exercisable on the day immediately preceding the date of the merger or consolidation.

                                 SECTION 5

                       EVENTS AFFECTING ENTITLEMENT

           5.1 Events Affecting Entitlement to Options. If the Participant dies, terminates employment, retires, or suffers a Disability before Options granted to such Participant are exercised, such Options shall expire on the date specified in the governing stock option agreement, unless the Compensation Committee extends, in whole or in part, the expiration date.

                                 SECTION 6

                           DURATION OF THE PLAN

           6.1 Duration. The Plan shall remain in effect until all Shares subject to Options granted pursuant to the Plan have been purchased pursuant to exercise of such Options. Notwithstanding the foregoing, no Options may be granted pursuant to the Plan after the tenth anniversary of the Plan's effective date.

                                 SECTION 7

                            PARTICIPANTS' RIGHTS

           7.1 Employment. Nothing in this Plan shall interfere with or limit in any way the right to the Company to terminate the employment of an any Eligible Employee or Participant at any time. Nothing in this Plan shall confer upon any employee, any Eligible Employee, or any Participant any right to continue in the employ of the Company, the employment of such individuals being expressly "at will" and subject to termination at any time in the Company's sole discretion.

          7.2 Rights as Shareholders. Prior to the exercise of their Options, Participants shall have no rights whatsoever as shareholders in respect of any of the Shares (including, without limitation, any right to receive dividends or other distribution therefrom, voting rights, warrants, or rights under any rights offering). Following the exercise of their Options, Participants shall have the same rights with respect to the Shares as other shareholders of like Shares.

           7.3 No Extension of Rights. Participation in this Plan shall not give any Participant any right or claim to any benefit except to the extent provided in the Plan.

                                 SECTION 8

                                 VALUATION

          8.1 Method of Valuation. Options granted under this Plan shall be valued at Fair Market Value or, should it not be possible to determine Fair Market Value as provided hereunder, in accordance with such other valuation methodology as is determined by the Compensation Committee from time to time to be appropriate and which is acceptable to applicable regulatory authorities.

                                 SECTION 9

                                  NOTICES

          9.1 Delivery. Any notice or other document to be delivered to a Participant shall be validly sent, given, or delivered if it is delivered by hand to the Participant or it is mailed by first class prepaid mail to the latest address shown on the records of the Company for the Participant.

                                 SECTION 10

                       ADMINISTRATION AND TERMINATION


          10.1    Administration.  This Plan shall be
administered by the Compensation Committee of the Board of Directors of the Company. The Compensation Committee shall have full authority to administer this Plan, including authority to interpret and construe any provision of this Plan, to adopt such rules for administration of this Plan as it may deem necessary or appropriate, and to delegate duties hereunder to such persons or entities as it deems appropriate. Decisions of the Compensation Committee shall be final and binding on all persons who have an interest in this Plan.

          10.2 Amendment. The Compensation Committee may amend the Plan at any time, with or without notice to the Participants, provided, however, that no amendment shall reduce the interests of the Participants under any Options earlier granted to a Participant under the Plan without the written consent of the Participants. Without approval of a majority of the Company's shareholders, no revision or amendment shall
(i) change the number of Shares subject to this Plan (except as provided in Section 4.11), (ii) change the designation of the class of employees eligible to participate in the Plan,
(iii) change the Exercise Price of the Options, or
(iv) materially increase the benefits accruing to Participants under the Plan or the cost of this Plan to the Company. Moreover, in no event may Plan provisions be amended more than once every six months other than to comport with changes in the Internal Revenue Code, the Employee Retirement Income Security Act, or the rules and regulations thereunder. No amendment, modification, or termination of this Plan shall in any manner adversely affect the rights of any Participant holding Options granted under this Plan without his or her consent.

          10.3    Termination.  The Company may terminate the
Plan at any time, with or without notice to the Participants, in which case all Options granted to Participants shall vest fully in those Participants.

          10.4 Shareholder Approval and Registration Statement. This Plan shall be approved by the Compensation Committee and submitted to the Company's shareholders for approval. Any Options granted under this Plan, prior to effectiveness of a registration statement filed with the Securities and Exchange Commission covering the Shares to be issued hereunder, shall not be exercisable until, and are expressly conditional upon, the effectiveness of a registration statement covering the Shares.

           10.5 Expenses. The Company shall pay all costs of administering and operating the Plan.

           10.6 Records. The Company shall maintain, or cause to be maintained, records indicating the amount credited to the Participant's account under the Plan, from time to time, and the number of Options granted to each Participant. Such records shall be conclusive as to all matters involved in the administration of the Plan.

           10.7 Statements. The Company shall furnish, or cause to be furnished, to each Participant periodical statements indicating the vested status of his or her Options and any other information which the Company considers to be relevant to the Participant. Such statements shall be given at times determined by the Company.

           10.8 Tax Information Returns. The Company will issue, or cause to be issued, to each Participant all tax information required to be delivered under United States tax laws within the time periods specified in those laws.

           10.9 Withholding Taxes. Whenever Shares are issued on the exercise of an Option under the Plan, the Company shall
(a) require the recipient of the Shares to remit to the Company an amount sufficient to satisfy all withholding taxes, (b) deduct from any cash payment pursuant to any broker-assisted option exercise (net to optionee in cash or shares) an amount sufficient to satisfy any withholding tax requirements, or (c) withhold from or require surrender by the recipient, as appropriate, Shares otherwise issuable or issued upon exercise of the Option, the number of Shares sufficient to satisfy, to the extent permitted under applicable law, federal and state withholding tax requirements resulting from the exercise, provided, however, that the Company shall not withhold or accept surrender of Shares under this paragraph unless the recipient of the Shares has made an irrevocable election to have Shares withheld or surrendered for this purpose at least six months after the date of grant of the Option and either (i) six months or (ii) within a window period prior to the date the amount of withholding tax is determined. The Committee may, at any time subsequent to an election under this paragraph, disapprove the election and require satisfaction of withholding taxes by other means permitted under the Plan. Shares withheld or surrendered under this paragraph shall be valued at their Fair Market Value on the date the amount of withholding tax is determined.

          10.10 Effective Date of This Plan. This Plan shall be effective February 20, 1995, subject to approval by the shareholder of the Company.

           10.11 Law of Delaware. The Plan shall be governed by and construed in accordance with the laws of the state of Delaware.

              BOISE CASCADE OFFICE PRODUCTS CORPORATION
                 NONSTATUTORY STOCK OPTION AGREEMENT


     This Nonstatutory Stock Option (the "Option") is granted ____________, 19__, ("Grant Date"), by BOISE CASCADE OFFICE PRODUCTS CORPORATION (the "Company") to ____________________ ("Optionee") pursuant to the Key Executive Stock Option Plan (the "Plan"), a copy of which is attached as Exhibit A, subject to the following terms and conditions.

     1. This Agreement is subject to all the terms and conditions of the Plan, and all capitalized terms not otherwise defined in this Agreement shall have the meaning given them in the Plan.

     2. The Company hereby grants the Optionee a nonstatutory stock option to purchase up to _________ Shares of stock at a price of $________ per share.

     3. The Option shall expire on the first to occur of (a) ten years and one day from the date of this Agreement; (b) five years after Optionee's termination of employment as a result of Retirement, death, or total and permanent disability, provided that Optionee has not, as of the date of the exercise of the Option, commenced employment with any Competitor of the Company; or (c) three years following termination of Optionee's employment with the Company provided (i) the termination is the direct result of the sale or permanent closure of any facility or operating unit of the Company, and (ii) Optionee has not, as of the date of the exercise of the Option, commenced employment with any competitor of the Company; or (d) three months following termination of Optionee's employment with the Company for any other reason, except that the Option shall be canceled in the event of termination of employment for disciplinary reasons.

     4. One-third of the Shares of this Option shall be exercisable after one year from the Grant Date; two-thirds of the Shares shall be exercisable after two years from the Grant Date; and all of the Shares shall be exercisable after three years from the Grant Date. In the event of death or disability of the Optionee, all of the Shares may be exercisable after the first anniversary of the date of this agreement.

     5. "Competitor" means any business, foreign or domestic, which is engaged at any time relevant to the provisions of this Plan, in the distribution of products or in the providing of services in competition with products sold or distributed, or services provided by the Company. The determination of whether a business is a Competitor shall be made by the Company's General Counsel, in his/her sole discretion.

     6. "Employment with any Competitor" means providing significant services as an employee or consultant, or otherwise rendering services of a significant nature for remuneration, to a Competitor.

     7. This Option may be exercised from time to time by delivery of written notice to the Company specifying the number of Shares of stock to be purchased. Payment of the Grant Price shall be made as provided in Section 4.4 of the Plan.


             BOISE CASCADE OFFICE PRODUCTS CORPORATION


 By ____________________________________________
      John Love
      Vice President, Human Resources

Accepted:

By ______________________________
      Optionee